Ref. TorOrTor. 2158/2541,
                                                                   20 April 1998

Subject       Commencement of Agreement and Collection of Rents

To            Managing Director, King Power Duty Free Co., Ltd.

Reference     Letter of the Airports Authority of Thailand, Ref.
               TorOrTor. 0538/2541 dated 29 January 1998

Enclosure     Chart showing location of the leased area, 2 sheets

Pursuant to the referenced letter, the Airports Authority of Thailand (AAT) has given permission to King Power Duty Free Co., Ltd. to lease additional areas for selling duty free merchandize, as detailed therein.

Now that the Company has completed renovation and decoration of certain area, thus having entered into and made use thereof, AAT would like to inform further details as follows:

1. The area under the stairs of the restaurant of Thai International Public Company Limited, in the North, 3rd Floor, Departure Lounge, Building 1, the Company has renovated and entered into and made use not at the same time, the locations of which are shown in Sheet 1, namely


     1.1 Plot No. 3342 A/2, 45.50 square metre, the Company has entered into and made use on 24 November 1997

     1.2 Plot No. 3342 A/l, 17.50 square metre, the Company has entered into and made use on 6 February 1998

2. The area around column, 3rd Floor, Departure Lounge, Building 2, the Company has made new arrangements and removed the following showcases:

     2.1 Removal of three showcases, Plot No. 3715 B, 6.30 square metre, on 25 December 1997 (selling merchandize up to 25 December 1997)

     2.2 Install four new showcases around the column, which has been designated Plot No. 3715A, 29.50 square metre, the locatio of which is shown in Sheet 2, the Company has entered into and made use on 26 December 1997

3. The Company's representative (Mr. Sombat Dechapanichkun) has signed his name verifying the area and commencement date of making use thereof in the attached charts. therefore, AAT would like to commence the lease and collect the rents, fees and taxes atr the rates already notified the Company as follows:


4. the Company is requested to proceed with the Lease Agreement at Legal Divsiion, Administration Department, 2nd Floor of AAT's Head Office, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.


Please be informed accordingly.

                                        Yours sincerely,

                            Wing Commander

                                        (Uthai Thaisanthad)

                                  General Manager, Bangkok International Airport
                                               On behalf of Governor

Airport Department
Tel.  535-1262
Fax   535-1065